Exhibit 21.1
PACWEST BANCORP
LIST OF SUBSIDIARIES

Subsidiaries of PacWest Bancorp:	State:
Pacific Western Bank	California state‑chartered bank
*Pacific Western Bank dba CapitalSource, a division of Pacific Western Bank
** Pacific Western Bank dba Pacific Western Equipment Finance Corp.
*** Pacific Western Bank dba Pacific Western Equipment Finance
CapitalSource TRS LLC	Delaware
Community (CA) Capital Statutory Trust II	Connecticut
Community (CA) Capital Statutory Trust III	Delaware
Coastline Asset Holdings LLC	California
FCB Statutory Trust I	Delaware
First California Capital Trust I	Delaware
First Community Bancorp	California
FIRST COMMUNITY BANCORP/CA STATUTORY TRUST VII	Delaware
First Community/CA Statutory Trust V	Connecticut
First Community/CA Statutory Trust VI	Delaware
CSE Mortgage LLC	Delaware
(N111HZ)	Utah
118 Brookside Avenue LLC	Delaware
11318 Woodward Avenue SBL LLC	Delaware
120 Bob White Court SBL LLC	Delaware
1542 Pathfinder Avenue CRE LLC	Delaware
1525 - 1533 North G Street CRE LLC	Delaware
45-525 Highway 79 Unit 40 CRE LLC	Delaware
2211 East Navajo Boulevard SBL LLC	Delaware
3304 - 3316 North Maple Avenue CRE LLC	Delaware
5475 - 5487 West San Fernando Road CRE LLC	Delaware
550 Wainright Court SBL LLC	Delaware
8500 West 151st Street CRE LLC	Delaware
245 South Main Street CRE LLC	Delaware
1269 Taft Lane CRE LLC	Delaware
5081 Bolivar Road SBL LLC	Delaware
5717 East Thomas Road CRE LLC	Delaware
700 North Holmes Street CRE LLC	Delaware
75 North Main Street SBL LLC	Delaware
825 Spring Garden Drive SBL LLC	Delaware
AB Chestnut Inc.	California
ACL (7/99) Connecticut Statutory Trust	Connecticut
Adobe Roadhouse Inn Holding Corp.	Arizona
BFI Business Finance	California
C & M Assets, LLC	California
CapitalSource CF LLC	Delaware
CapitalSource Europe Limited	England
CapitalSource Finance II LLC	Delaware
CapitalSource Finance LLC	Delaware

CapitalSource Funding LLC	Delaware
CapitalSource International LLC	Delaware
CapitalSource Real Estate Loan LLC, 2006-A	Delaware
CapitalSource Trust Preferred Securities 2005-1	Delaware
CapitalSource Trust Preferred Securities 2005-2	Delaware
CapitalSource Trust Preferred Securities 2006-1	Delaware
CapitalSource Trust Preferred Securities 2006-2	Delaware
CapitalSource Trust Preferred Securities 2006-3	Delaware
CapitalSource Trust Preferred Securities 2006-4	Delaware
CapitalSource Trust Preferred Securities 2006-5	Delaware
CapitalSource Trust Preferred Securities 2007-2	Delaware
Cheron Holdings LLC	Delaware
Chestnut Assets, LLC	California
Coastline Golf Holdings Corp.	California
Coastline Michigan LLC	Michigan
Coastline Ohio LLC	Ohio
Coastline RE Holdings Corp.	California
Coastline RE Holdings Moorpark Corp.	California
Coastline RE Holdings NV Corp.	Nevada
Coastline Retail Center, Inc.	Texas
CRE Assets, LLC	California
CS Capital Advisors LLC	Delaware
CS CF Equity I LLC	Delaware
CS Equity II LLC	Delaware
CS Equity III LLC	Delaware
CS Equity Investments LLC	Delaware
CS Gull Lake Holdings LLC	Delaware
CS Jackson Trust	Delaware
CS Linton Oaks Holdings LLC	Delaware
CS Mississippi Trust	Delaware
CS Radio Trust	Delaware
CS SBA Servicing LLC	Delaware
CS URSUB LC LLC	Delaware
CSB 2222 West 6th Street DPC Holdings LLC	Delaware
CSB 465 US Highway 31 DPC Holdings LLC	Delaware
CSB 6401 North Oracle Road DPC Holdings LLC	Delaware
CSB HG	Delaware
CSB International SUB Inc.	Delaware
CSB Modern Luxury DPC Holdings LLC	Delaware
CSB SBL 1470 North Airport Boulevard DPC Holdings LLC	Delaware
CSB SBL 380 Route 303 DPC Holdings LLC	Delaware
CSB SBL 400 West 53rd Street DPC Holdings LLC	Delaware
CSE Equity Holdings LLC	Delaware
CSE IC Lender Liquidating Trust LLC	Delaware
CSE International Holdings LLC	Delaware
CSE Owned LLC	Delaware

GE TF Trust	Delaware
ILD Assets, LLC	California
Jackson Broadcasting LLC	Delaware
Mexico Realty Del Sur Funding, S.A. de C.V., SOFOM, E.N.R	Mexico
October 15, 1999 Trust	Connecticut
Queen Cities Broadcasting LLC	Delaware
River Road Property Entities, LLC	California
Stone Eagle Golf Holdings Corp.	California
Valley Oaks Financial Corporation	California
Vicksburg Broadcasting LLC	Delaware
Wendy Road Office Development, LLC	California